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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-64365, 333-69861 and 333-80357) and on Form S-8
(Nos. 333-83695, 333-65525, 333-10341 and 333-10339) of our report related to the consolidated statements of operations, stockholders' equity and cash flows of Learn2.com, Inc. (formerly known as 7th Level, Inc.) for the year ended December 31, 1996, which report appears in this Current Report on Form 8-K of Learn2.com, Inc. dated November 12, 1999.

                                          KPMG LLP

Dallas, Texas
November 9, 1999